Exhibit 99.1

NextGen Healthcare Reports Fiscal 2022 First Quarter Results

Raises Fiscal 2022 Revenue Guidance

ATLANTA — July 29, 2021 – NextGen Healthcare, Inc. (Nasdaq: NXGN), a leading provider of ambulatory-focused technology solutions, today announced its operating results for the fiscal first quarter ended June 30, 2021.

Fiscal 2022 First Quarter Highlights

•	Total revenue for the fiscal 2022 first quarter was $146.1 million compared to $130.9 million for the same period a year ago, or 12 percent growth.
•	Recurring revenue accounted for 91 percent of total revenue, or $132.4 million, growing 11 percent over the year ago period.
•	Subscription services revenue in the fiscal first quarter generated $38.3 million, or 8 percent growth over the prior year period, driven by demand for patient experience-related solutions.
•	Managed services, which includes revenue cycle management and cloud services, generated revenue of $29.4 million, a 31 percent growth over fiscal 2021 first quarter as patient volumes rebounded.
•	Fiscal 2022 first quarter bookings, which reflects annual contract value, was $34.3 million, 34 percent higher than the prior year period.
•	Fully diluted net income per share in the fiscal 2022 first quarter was $0.04 compared to a net loss of $0.01 per share the same period a year ago.
•	On a non-GAAP basis, fully diluted earnings per share for the fiscal 2022 first quarter was $0.25 compared to $0.21 for the same period a year ago.

“NextGen Healthcare has started the fiscal year with strong momentum and is well positioned to execute its operational and strategic objectives. Making moderate but intentional incremental investments to drive sustainable growth at an increasing rate, while also maintaining operational excellence, continues to be the Company’s emphasis” said Chairman, Jeff Margolis. “The Board looks forward to supporting our solid executive leadership team to execute on these plans and deliver significant value for our shareholders.”

“NextGen Healthcare delivered another quarter of strong financial performance reflecting growing demand for our expansive offerings,” said Executive Leadership Committee Member and Chief Financial Officer, Jamie Arnold. “We remain focused on the business and clinical success of our clients across a spectrum of primary care and focused medical specialties in ambulatory care.  Notably, NextGen continues to gain new clients because of the advantages of our comprehensive and integrated offering and our leadership team is committed to advancing our long-term growth strategy by expanding the breadth of our product offering and enhancing our commercial capabilities. We are well positioned to achieve our corporate growth goals.”

Exhibit 99.1

NextGen Healthcare updates its fiscal year 2022 financial guidance as follows:

•	Increase revenue to between $576 and $586 million, from between $574 and $584 million prior, and
•	Reaffirm non-GAAP earnings per share range between $0.89 and $0.95

Conference Call Information

NextGen Healthcare will host a conference call to discuss its fiscal year 2022 first quarter operating results today at 5:00 p.m. Eastern time. Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 866-342-8591 or 203-518-9713 for international callers and referencing participant code NXGNQ122 approximately 15 minutes prior to the call. A recording of the live webcast will be available on investor.nextgen.com after the call. It will be archived for 90 days until October 30, 2021.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events including but not limited to the COVID-19 pandemic, developments in the healthcare sector and regulatory framework, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: volatility and uncertainty in the global economy, financial markets and on our customers in light of the continuing COVID-19 pandemic, including the potential (i) slowdown or shutdown of preventive and elective medical procedures, (ii) delay in the contracting for additional products and services by our customers and (iii) delay in the sales cycle for new customers; a determination by the jury that the Company has liability in litigation advanced by a former director and shareholder; the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; uncertainties related to the future impact of U.S. tax reform; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the

U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; the extent to which the COVID-19 pandemic and measures taken in response thereto could adversely affect our financial condition and results of operations; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than NextGen Healthcare, Inc., which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The Company calculates free cash flow by as total net cash provided by operating activities, net of cash used for the additions of capitalized software costs and equipment and improvements. The Company calculates net debt as line of credit less cash and cash equivalents. The Company calculates non-GAAP diluted earnings per share by excluding net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, impairment of assets, restructuring costs, net securities litigation defense and related costs, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes.

The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate expected to be applied to each quarter of fiscal year 2022 is 20.0%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition costs, impairment of assets, restructuring costs, net securities litigation defense costs, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

About NextGen Healthcare, Inc.

NextGen Healthcare, Inc. (Nasdaq: NXGN) is a leading provider of ambulatory-focused technology solutions. We are empowering the transformation of ambulatory care—partnering with medical, behavioral and dental providers in their journey to value-based care to make healthcare better for everyone. We go beyond EHR and PM. Our integrated solutions help increase clinical productivity, enrich the patient experience, and ensure healthy financial outcomes. We believe in better. Learn more at nextgen.com, and follow us on Facebook, Twitter, LinkedIn, YouTube and Instagram.

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Media Relations Contact

Tami Stegmaier

(949) 237-6083

tstegmaier@nextgen.com

Investor Relations Contact

Matthew Scalo

(415) 370-9202

mscalo@nextgen.com

NEXTGEN HEALTHCARE, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2021	2020
Revenues:
Recurring	$132,381	$119,522
Software, hardware, and other non-recurring	13,703	11,357
Total revenues	146,084	130,879
Cost of revenue:
Recurring	57,160	50,429
Software, hardware, and other non-recurring	7,497	6,041
Amortization of capitalized software costs and acquired intangible assets	8,084	9,899
Total cost of revenue	72,741	66,369
Gross profit	73,343	64,510
Operating expenses:
Selling, general and administrative	48,486	40,737
Research and development costs, net	19,321	18,222
Amortization of acquired intangible assets	881	1,112
Impairment of assets	382	—
Restructuring costs	539	2,562
Total operating expenses	69,609	62,633
Income from operations	3,734	1,877
Interest income	12	6
Interest expense	(317)	(1,107)
Other income (expense), net	(22)	16
Income before provision for income taxes	3,407	792
Provision for income taxes	559	1,616
Net income (loss)	$2,848	$(824)
Net income (loss) per share:
Basic	$0.04	$(0.01)
Diluted	$0.04	$(0.01)
Weighted-average shares outstanding:
Basic	67,175	66,296
Diluted	67,799	66,296

NEXTGEN HEALTHCARE, INC.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	June 30, 2021	March 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$63,002	$73,295
Restricted cash and cash equivalents	7,048	5,280
Accounts receivable, net	73,495	77,541
Contract assets	20,446	19,481
Income taxes receivable	765	765
Prepaid expenses and other current assets	29,434	31,282
Total current assets	194,190	207,644
Equipment and improvements, net	13,476	14,539
Capitalized software costs, net	41,146	41,474
Operating lease assets	16,442	18,446
Deferred income taxes, net	19,446	19,474
Contract assets, net of current	1,930	1,976
Intangibles, net	33,601	36,700
Goodwill	267,212	267,212
Other assets	37,121	37,021
Total assets	$624,564	$644,486
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,213	$11,378
Contract liabilities	52,281	52,863
Accrued compensation and related benefits	28,410	50,374
Income taxes payable	872	584
Operating lease liabilities	12,002	12,735
Other current liabilities	54,284	52,699
Total current liabilities	155,062	180,633
Deferred compensation	7,363	6,620
Operating lease liabilities, net of current	16,423	18,453
Other noncurrent liabilities	7,148	7,136
Total liabilities	185,996	212,842
Commitments and contingencies
Shareholders' equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 67,362 and 67,069 shares at June 30, 2021 and March 31, 2021, respectively	674	671
Additional paid-in capital	308,374	304,263
Accumulated other comprehensive loss	(1,962)	(1,924)
Retained earnings	131,482	128,634
Total shareholders' equity	438,568	431,644
Total liabilities and shareholders' equity	$624,564	$644,486

NEXTGEN HEALTHCARE, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$2,848	$(824)
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized software costs	5,866	4,763
Amortization and write-off of debt issuance costs	127	177
Amortization of other intangibles	3,099	6,248
Change in fair value of contingent consideration	—	25
Deferred income taxes	28	16
Depreciation	2,108	1,996
Excess tax deficiency (benefit) from share-based compensation	(176)	867
Impairment of assets	382	—
Loss on disposal of equipment and improvements	38	—
Non-cash operating lease costs	1,628	1,683
Provision for bad debts	639	869
Share-based compensation	6,412	5,393
Changes in assets and liabilities, net of amounts acquired:
Accounts receivable	3,407	2,286
Contract assets	(919)	(1,082)
Accounts payable	(4,334)	(1,391)
Contract liabilities	(582)	(5,626)
Accrued compensation and related benefits	(21,964)	(1,338)
Income taxes	464	635
Deferred compensation	743	688
Operating lease liabilities	(2,676)	(2,596)
Other assets and liabilities	3,175	4,883
Net cash provided by operating activities	313	17,672
Cash flows from investing activities:
Additions to capitalized software costs	(5,538)	(5,612)
Additions to equipment and improvements	(1,002)	(616)
Net cash used in investing activities	(6,540)	(6,228)
Cash flows from financing activities:
Proceeds from line of credit	—	50,000
Proceeds from issuance of shares under employee plans	671	426
Payments for taxes related to net share settlement of equity awards	(2,969)	(1,834)
Net cash provided by (used in) financing activities	(2,298)	48,592
Net increase (decrease) in cash, cash equivalents, and restricted cash	(8,525)	60,036
Cash, cash equivalents, and restricted cash at beginning of period	78,575	140,319
Cash, cash equivalents, and restricted cash at end of period	$70,050	$200,355

NEXTGEN HEALTHCARE, INC.

PRELIMINARY SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands)

The following table presents our revenues disaggregated by our major revenue categories and by occurrence:

	Three Months Ended June 30,
	2021	2020
Recurring revenues:
Subscription services	$38,284	$35,360
Support and maintenance	38,486	38,547
Managed services	29,431	22,493
Electronic data interchange and data services	26,180	23,122
Total recurring revenues	132,381	119,522

Software, hardware, and other non-recurring revenues:
Software license and hardware	7,214	4,740
Other non-recurring services	6,489	6,617
Total software, hardware and other non-recurring revenues	13,703	11,357

Total revenues	$146,084	$130,879

Recurring revenues as a percentage of total revenues	90.6%	91.3%

NEXTGEN HEALTHCARE, INC.

PRELIMINARY NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended June 30,
	2021	2020
Income before provision for income taxes - GAAP	$3,407	$792
Non-GAAP adjustments:
Acquisition costs, net	—	120
Amortization of acquired intangible assets	3,099	6,248
Amortization of deferred debt issuance costs	127	177
Impairment of assets	382	—
Restructuring costs	539	2,562
Securities litigation defense and related costs	4,858	1,026
Share-based compensation	6,412	5,393
Other non-run-rate expenses*	2,719	1,311
Total adjustments to GAAP income before provision for income taxes:	18,136	16,837
Income before provision for income taxes - Non-GAAP	21,543	17,629
Provision for income taxes	4,309	3,526
Net income - Non-GAAP	$17,234	$14,103
Diluted net income per share - Non-GAAP	$0.25	$0.21
Weighted-average shares outstanding (diluted):	67,799	66,296

* Other non-run-rate expenses for the three months ended June 30, 2021 consist primarily of $470 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses, related to the restructuring plan and $2,249 of severance and other costs related to the departure of the Chief Executive Officer.

Other non-run-rate expenses for the three months ended June 30, 2020 consist primarily of $762 excess lease-related expense for vacated facilities and other costs, including retention bonuses, related to the restructuring plan, $478 of professional services costs not related to core operations, and $71 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.

RECONCILIATION OF FREE CASH FLOW

	Three Months Ended June 30,
	2021	2020
Net cash provided by operating activities	$313	$17,672
Additions to capitalized software costs	(5,538)	(5,612)
Additions to equipment and improvements	(1,002)	(616)
Free cash flow	$(6,227)	$11,444